Exhibit 32(b)

Section 1350 Certification

We, T. J. Tuscai and Mark R. Sorensen, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Annual Report on Form 10-K of Northeast Energy, LP (NE LP) for the year ended December 31, 2009 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NE LP.

Dated:  March 26, 2010

T. J. TUSCAI
T. J. Tuscai
President of
ESI Northeast Energy GP, Inc.

MARK R. SORENSEN
Mark R. Sorensen
Vice President and Treasurer of
ESI Northeast Energy GP, Inc.

A signed original of this written statement required by Section 906 has been provided to NE LP and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of NE LP under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).